Exhibit 99.1

Creek Road Miners, Inc. Completes Merger with Prairie Operating Co., LLC, Establishing Prairie Operating Co.

(OKLAHOMA CITY, Oklahoma) – May 4, 2023. Prairie Operating Co. (OTCQB: CRKR; the “Company”) announced today the closing (the “Closing”) of the previously announced merger (the “Merger”) between Creek Road Miners, Inc. (“Creek Road”) and Prairie Operating Co., LLC (“Prairie”). As a result of the Merger, Creek Road was renamed Prairie Operating Co. The Company expects to commence trading on the OTCQB under the new name and symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490. The Company intends to request listing on the NYSE American Exchange.

In connection with the Merger, the Company acquired from Exok, Inc. (“Exok”) undeveloped oil and gas leasehold acreage, located in Weld County, Colorado (the “Exok Assets”) for approximately $3.0 million (the “Initial Asset Acquisition”) pursuant to the previously announced amended and restated purchase and sale agreement (“PSA”) between Prairie and Exok. The Company has the option to purchase 32,695.63 additional gross Weld County acres from Exok, payable partly in cash and partly in equity consideration, until the later of August 15, 2023 or 90 days from the Closing, in accordance with the terms of the PSA.

To fund the Initial Asset Acquisition, Creek Road raised $17.3 million in proceeds from the private placement of the Company’s Series D preferred stock (“Series D Preferred Stock”) and warrants to purchase the Company’s common stock with certain investors (the “PIPE” and together with the Merger and the Initial Asset Acquisition, the “Transactions”). Any remaining proceeds from the PIPE, after funding the Initial Asset Acquisition and expenses related to the Transactions, will be used to develop the Exok Assets.

Ed Kovalik, the Company’s Chief Executive Officer, added, “Today marks the beginning of a tremendous growth opportunity for Prairie and its shareholders. Our goal is to be a world-class developer of high-quality assets with continuing focus on environmentally responsible operations”

As previously announced, the Company’s executive leadership team includes Prairie co-founders Gary C. Hanna (President) and Ed Kovalik (Chief Executive Officer), together with energy industry veterans Craig Owen (Chief Financial Officer), Jeremy Ham (Chief Commercial Officer) and Bryan Freeman (Executive Vice President of Operations). Gary C. Hanna, Ed Kovalik, Paul L. Kessler, Gizman Abbas and Stephen Lee will serve on the Company’s board of directors.

Advisors

Baker McKenzie LLP served as legal counsel to Creek Road.

Vinson & Elkins L.L.P. served as legal counsel to Prairie.

About Prairie Operating Co.

Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) is a publicly traded company with assets held in Weld County, Colorado. The Company is dedicated to developing affordable, reliable energy to meet the world’s growing demand, while continuing to protect the environment. To learn more, visit Prairieopco.com.

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Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the Transactions are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the ability of the Company to successfully develop the Exok Assets; the failure to realize the anticipated benefits of the Transactions; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the definitive information statement filed by the Company on November 7, 2022 and in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023 and any subsequently filed Quarterly Report on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

Ed Kovalik

ek@prairieopco.com

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